Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Multi-Managed     Security Description: Corporate Bond
         Balanced Portfolio

Issuer:  AMERICAN INTERNATIONAL GROUP   Offering Type:     US Registered
         INC
                                           (US Registered, Eligible Muni,
                                           Eligible Foreign, 144A)

                                                                                In Compliance
       REQUIRED INFORMATION         ANSWER          APPLICABLE RESTRICTION        (Yes/No)
     ------------------------  ----------------- ------------------------------ -------------

1.   Offering Date                08/06/2013     None                                N/A

2.   Trade Date                   08/06/2013     Must be the same as #1              Yes

3.   Unit Price of Offering       99.975 USD     None                                N/A

4.   Price Paid per Unit          99.975 USD     Must not exceed #3                  Yes

5.   Years of Issuer's               > 3         Must be at least three years *      Yes
     Operations

6.   Underwriting Type               Firm        Must be firm                        Yes

7.   Underwriting Spread            0.400%       Sub-Adviser determination to        Yes
                                                 be made

8.   Total Price paid by the       $295,000      None                                N/A
     Fund

9.   Total Size of Offering     $1,000,000,000   None                                N/A

10.  Total Price Paid by the     $59,675,000     #10 divided by #9 must not          Yes
     Fund plus Total Price                       exceed 25% **
     Paid for same securities
     purchased by the same
     Sub-Adviser for other
     investment companies

11.  Underwriter(s) from whom  Citigroup Global  Must not include Sub-Adviser        Yes
     the Fund purchased          Markets Inc.    affiliates ***
     (attach a list of all
     syndicate members)

12.  If the affiliate was            Yes         Must be "Yes" or "N/A"              Yes
     lead or co-lead manager,
     was the instruction
     listed below given to
     the broker(s) named in
     #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                              /s/ Cynthia McCullough
                              --------------------------------------
                              Cynthia McCullough
                              Associate, Portfolio Compliance
                              BlackRock Investment Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
***    For munis purchased from syndicate manager, check box to confirm that
       the purchase was not designated as a group sale. [   ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Multi-Managed     Security Description:     Corporate Bond
         Balanced Portfolio

Issuer:  WELLPOINT INC                  Offering Type:            US Registered
                                           (US Registered, Eligible Muni, Eligible
                                           Foreign, 144A)

                                                                            In Compliance
       REQUIRED INFORMATION       ANSWER        APPLICABLE RESTRICTION        (Yes/No)
     ------------------------  ------------- ------------------------------ -------------

1.   Offering Date              07/30/2013   None                                N/A

2.   Trade Date                 07/30/2013   Must be the same as #1              Yes

3.   Unit Price of Offering     99.579 USD   None                                N/A

4.   Price Paid per Unit        99.579 USD   Must not exceed #3                  Yes

5.   Years of Issuer's             > 3       Must be at least three years *      Yes
     Operations

6.   Underwriting Type             Firm      Must be firm                        Yes

7.   Underwriting Spread          0.600%     Sub-Adviser determination to        Yes
                                             be made

8.   Total Price paid by the     $15,000     None                                N/A
     Fund

9.   Total Size of Offering    $650,000,000  None                                N/A

10.  Total Price Paid by the   $30,000,000   #10 divided by #9 must not          Yes
     Fund plus Total Price                   exceed 25% **
     Paid for same securities
     purchased by the same
     Sub-Adviser for other
     investment companies

11.  Underwriter(s) from whom   Citigroup    Must not include Sub-Adviser        Yes
     the Fund purchased           Global     affiliates ***
     (attach a list of all     Markets Inc.
     syndicate members)

12.  If the affiliate was          Yes       Must be "Yes" or "N/A"              Yes
     lead or co-lead manager,
     was the instruction
     listed below given to
     the broker(s) named in
     #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                              /s/ Cynthia McCullough
                              --------------------------------------
                              Cynthia McCullough
                              Associate, Portfolio Compliance
                              BlackRock Investment Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

07/30/2013